CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the references to our Firm in this Post-Effective Amendment No. 66 to the Registration Statement of The Victory Portfolios on Form N-1A (File No. 33-8982), under the captions "Service Providers", "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
December 27, 2002